Exhibit 10.1

Dated April 12, 2015
FORM OF VOTING AND SUPPORT AGREEMENT

between
AVID TECHNOLOGY, INC.
As Acquirer
And

[Shareholder]
As Shareholder of Orad Hi-Tech Systems Ltd.

This Voting and Support Agreement (the “Agreement”) is made and entered into as of the date first written above between:

(1)	Avid Technology, Inc., a company incorporated under the laws of the State of Massachusetts (“Parent”);

(2)
the undersigned shareholder (the “Shareholder”) of Orad Hi-Tech Systems Ltd., a company incorporated under the laws of the State of Israel and listed on the regulated market of the Frankfurt Stock Exchange (the “Company”)

Whereas:

(A)
Simultaneously with the execution and delivery of this Agreement, the Company, Parent and Messinio Ltd., a company incorporated under the laws of the State of Israel and a wholly owned subsidiary of Parent (“Merger Sub”) are entering into a Transaction Agreement and Plan of Merger (the “Transaction Agreement”) on the terms of which Merger Sub will merge with and into the Company (the “Merger”) in accordance with the provisions of sections 314 through 327 of the Companies Law, 5759-1999 of the State of Israel (the “ICL”). Following the Merger, Merger Sub will cease to exist and the Company will become a wholly owned subsidiary of Parent. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Transaction Agreement.

(B)
The Board of Directors of the Company has (i) determined that the Transaction Agreement, the Merger and the other transactions contemplated by the Transaction Agreement and the Ancillary Agreements (collectively, the “Transactions”) are fair to, and in the best interests of, the Company and its shareholders, and that, considering the financial position of the merging companies, no reasonable concern exists that the surviving company will be unable to fulfill the obligations of the Company to its creditors, (ii) approved the Transaction Agreement, the Merger and the other Transactions, and (iii) determined to recommend to the shareholders of the Company the approval of the Transaction Agreement and the Merger.

(C)
The Board of Directors of each of Parent and Merger Sub has approved the Transaction Agreement and this Agreement, the Merger and the other Transactions, and the Board of Directors of Merger Sub has (i) determined that, considering the financial position of the merging companies, no reasonable concern exists that the surviving company will be unable to fulfill the obligations of the Company to its creditors, and (ii) recommended that Parent as the sole shareholder of Merger Sub vote to approve the Transaction Agreement, the Merger and the other Transactions.

(D)
Shareholder beneficially owns […] (in words: […]) Company Ordinary Shares (together with any additional Company Ordinary Shares subject to this Agreement pursuant to Section 1.5 below, being collectively referred to herein as the “Shareholder Shares”).

(E)
As a condition to its willingness to enter into the Transaction Agreement, Parent has required that Shareholder execute and deliver this Agreement. In order to induce Parent to enter into the Transaction Agreement, Shareholder is willing to enter into this Agreement and to make certain representations, warranties, covenants and agreements.

In consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, it is agreed as follows:

1.	Agreements of Shareholder

1.1    Voting
From the date hereof until any termination of this Agreement in accordance with its terms, at any meeting of the shareholders of the Company, however called (or any action by written consent in lieu of a meeting) or any adjournment or postponement thereof (a “Meeting”), Shareholder shall vote all Shareholder Shares (or cause them to be voted), (i) in favor of the approval of the Transaction Agreement and the approval of the

Transactions, (ii) against any other Acquisition Proposal, including for the avoidance of doubt, any Superior Proposal; and (iii) against any agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s articles of association or other measure that Shareholder knows is intended or would reasonably be expected to impede, interfere with, delay, discourage, postpone, prevent or otherwise adversely affect the consummation of the Merger, the Transaction Agreement or the Transactions contemplated thereunder. Any such vote shall be cast (or consent shall be given) by Shareholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). For purposes of this Agreement, “vote” shall include voting in person or by proxy, or otherwise consenting or withholding consent in respect of any action; “voting” shall have a correlative meaning.
1.2    Proxy
In furtherance of Shareholder’s agreement in Section 1.1, but subject to the following sentence and further subject to the Conditional Effect as defined below, Shareholder hereby appoints Parent and any designee of Parent, and each of them individually, as Shareholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Shareholder, to vote during the term of this Agreement all Shareholder Shares at any Meeting, or to execute one or more written consents in respect of the Shareholder Shares, (i) in favor of the approval of the Merger Agreement and the Transactions, and (ii) against any other Acquisition Proposal. Notwithstanding anything to the contrary, the aforementioned appointment shall only enter into effect in the event that by the time that is forty-eight (48) hours prior to the time of the applicable Meeting Shareholder shall not have submitted to the Company a duly signed form of proxy setting forth his vote in accordance with this Agreement (the “Conditional Effect”). Such proxy shall be valid and irrevocable until the termination of this Agreement in accordance with its terms and shall automatically terminate upon the termination of this Agreement in accordance with its terms.
Shareholder represents and warrants that any and all other proxies and voting instructions heretofore given in respect of the Shareholder Shares are revocable, and that such other proxies and voting instructions have been and are hereby revoked. Shareholder affirms that the foregoing proxy is: (i) given (A) in connection with the execution of the Merger Agreement and (B) to secure the performance of Shareholder’s duties under this Agreement, (iii) coupled with an interest and may not be revoked except as otherwise provided in this Agreement and (iv) intended to be irrevocable prior to termination of this Agreement. All authority herein conferred shall survive the bankruptcy, [dissolution or liquidation] / [death or incapacity] of Shareholder and shall be binding upon the heirs, estate, administrators, personal representatives, successors and assigns of Shareholder. To the extent necessary, Shareholder shall deliver all documents that are reasonably necessary in order to enable the forgoing proxy and power of attorney to be implemented and effected for the purposes set forth therein.
1.3    Restriction on Transfer; Proxies; Non-Interference; etc.
From the date hereof until any termination of this Agreement in accordance with its terms, Shareholder shall not, directly or indirectly, (i) sell, transfer, give, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any Shareholder Shares (or any right, title or interest thereto or therein), (ii) deposit any Shareholder Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Shareholder Shares, (iii) take any action that would make any representation or warranty of Shareholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling or delaying Shareholder from performing any of its obligations under this Agreement or the Transaction Agreement or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii) or (iii) of this Section 1.3; provided, however, that this Section shall not prohibit Shareholder from Transferring the Shareholder Shares to any member of its immediate family, or from the 102 Trustee to himself, or to a trust for the benefit of Shareholder or any Affiliate of Shareholder; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees to be bound by all of the terms of this Agreement.

1.4    Information for Proxy Statement; Publication
Shareholder consents to Parent and Merger Sub publishing and disclosing in any filing required under applicable Law Shareholder’s identity and ownership of Ordinary Shares and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement, as well as attaching a copy of this Agreement as an exhibit to any such filing, if required under applicable Law. Shareholder shall not issue any press release or make any other public statement or other disclosure with respect to this Agreement, the Transaction Agreement or the Transactions without the prior written consent of Parent, except as may be required by applicable Law and in case any such requirement under applicable Law arises, after giving Parent reasonable opportunity to comment on any such press release or statement and including all reasonably requested comments of Parent.
1.5    Additional Shares; Rights Attached to Shareholder Shares

(a)Shareholder agrees that all Company Ordinary Shares that Shareholder purchases, acquires the right to vote or otherwise acquires beneficial ownership or the right to vote after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shareholder Shares for all purposes of this Agreement. In such case, Shareholder shall notify Parent of the number of such additional Company Ordinary Shares.

(b)Without derogating from any provisions to the contrary in this Agreement or the Transaction Agreement, to the extent permitted under applicable Law, the provisions of this Agreement and the obligations hereunder shall attach to the Shareholder Shares and shall be binding upon any person to which legal or beneficial ownership of the Shareholder Shares shall pass, whether by operation of Law or otherwise, including, without limitation, Shareholder’s administrators or successors. Without derogating from Section 1.3, notwithstanding any transfer of Shareholder Shares, the transferor shall remain liable for the performance of all obligations of Shareholder hereunder.

1.6    Waiver of Appraisal and Dissenters' Rights
Shareholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that Shareholder may have by virtue of ownership of the Shareholder Shares.
1.7    Acknowledgment
Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Transaction Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.
1.8    Amendments to the Transaction Agreement
If, at any time after the date hereof, the Transaction Agreement is amended, without the prior written consent of Shareholder, (i) to reduce the Per Share Merger Consideration in any manner (excluding, for the avoidance of doubt, any adjustment of the Per Share Merger Consideration in accordance with the terms of the Transaction Agreement), or (ii) in a manner that is materially adverse to the Company or its shareholders, then the obligations of Shareholder under Sections 1.1 and 1.2 shall be null and void.

2.	Representations and Warranties of Shareholder

Shareholder hereby represents and warrants to Parent as follows:
2.1    Authority
Shareholder has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform Shareholder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.2    Consents and Approvals; No Violations
Other than filings which, if not made, obtained or given, would not reasonably be expected to prevent or delay the performance by Shareholder of any of its obligations under this Agreement, no notices, reports or other filings are required to be made by Shareholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Shareholder from, any Governmental Entity or any other person, in connection with the valid execution and delivery of this Agreement by Shareholder and the performance by Shareholder of its obligations hereunder. The execution and delivery by Shareholder of this Agreement do not, and the compliance by Shareholder with any of the terms or provisions hereof will not, (i) contravene, conflict with, or result in any violation or breach of or constitute a default (in each case, with or without notice or lapse of time, or both) under, (ii) give rise to a right of termination, cancelation or acceleration of any obligation under, or (iii) result in the creation of any Lien upon any of the properties or assets of Shareholder under (A) any Contract to which Shareholder is a party or by which Shareholder is bound, or (B) any Law or judgment, order, decree, award, ruling, decision, verdict, subpoena, injunction or settlement entered, issued, made or rendered by, or any consent agreement with, any Governmental Entity (in each case whether temporary, preliminary or permanent) applicable to Shareholder, except for such contraventions, conflicts, violations, defaults, terminations, cancellations, modifications, accelerations or Liens that would not reasonably be expected to prevent or delay the performance by Shareholder of any of his obligations under this Agreement.
2.3    Ownership of Shares
Shareholder beneficially owns all of the Shareholder Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than proxies and restrictions in favor of Parent pursuant to this Agreement). Without limiting the foregoing, except for proxies and restrictions in favor of Parent pursuant to this Agreement, (i) Shareholder has sole voting power and sole power of disposition with respect to all Shareholder Shares, with no restrictions on Shareholder’s rights of voting or disposition pertaining thereto, (ii) there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Shareholder is a party relating to the pledge, disposition or voting of any of the Shareholder Shares; (iii) there are no voting trusts or voting agreements with respect to the Shareholder Shares; and (iv) no person other than Shareholder otherwise has any right to direct or approve the voting or disposition of any Shareholder Shares. As of the date hereof, Shareholder does not own, beneficially or of record, nor has the power to vote or control the voting of, any securities of the Company or other rights to acquire any additional Company Ordinary Shares or any security exercisable for or convertible into Company Ordinary Shares, other than the Company Options listed on Schedule 2.3.
3.    Termination
This Agreement shall terminate on the first to occur of (a) the termination of the Transaction Agreement in accordance with its terms and (b) the Effective Time. Upon termination or expiration of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, however, that (i) such termination or expiration shall not relieve any party from liability for any fraud, knowing and intentional breach of this Agreement and any breach of the first sentence of Section ý2.3 (Ownership of Shares) above prior to termination hereof, and (ii) Section ý4 of this Agreement shall survive any termination of this Agreement.
4.    Miscellaneous

4.1    Expenses
Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.
4.2    Definition of “Beneficial Ownership”
For purposes of this Agreement, “beneficial ownership” with respect to (or to “own beneficially”) any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the United States Securities Exchange Act of 1934), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

4.3    No Agreement as Director or Officer.
Shareholder makes no agreement or understanding in this Agreement in his capacity as a director or officer of the Company or any of its Subsidiaries (if he holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by him in his capacity as such a director or officer, including in exercising rights under the Transaction Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict him from exercising his fiduciary duties as an officer or director to the Company or its shareholders.
4.4    Entire Agreement; No Third Party Beneficiaries
This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.
4.5    Assignment; Binding Effect
Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
4.6    Amendments; Waiver
This Agreement may not be amended or supplemented, except by a written agreement executed by the parties hereto. Any party to this Agreement may (i) waive any inaccuracies in the representations and warranties of any other party hereto or extend the time for the performance of any of the obligations or acts of any other party hereto or (ii) waive compliance by the other party with any of the agreements contained herein. Notwithstanding the foregoing, no failure or delay by Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
4.7    Severability
If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
4.8    Counterparts
This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
4.9    Descriptive Headings
The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
4.10    Notices
All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

(a)	if to Parent, to
John Frederick Executive Vice President, CFO & CAO
Phone: +1 (978) 640-5021

Email: john.frederick@avid.com
and
Jason Duva
Vice President, General Counsel & Corporate Secretary
Phone: +1 (978) 640-5237
Email: jason.duva@avid.com

with a copy (which shall not constitute notice) to:
Dr. Tobias Heinrich, Partner
White & Case LLP
Phone: +49 (69) 29994-1121
Email: theinrich@whitecase.com

(b)	if to Shareholder, to
[•œ]
with a copy (which shall not constitute notice) to:
Ariel Aminetzah, Adv.
Meitar Liquornik Geva Leshem Tal
Phone: +972 (3) 610-3901
Email: ariel@meitar.com
or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day.
4.11    Drafting
The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
4.12    Governing Law; Jurisdiction; Waiver of Jury Trial

(a)	Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without regard to the conflict of law rules of such state.

(b)	Jurisdiction
In the event that a resolution is not reached among the parties hereto within thirty (30) days after written notice of a dispute, then the dispute shall be submitted to arbitration in accordance with this Section ý4.12ý(b). Any disputes arising between the parties hereto relating to this Agreement, or its interpretation, execution or breach thereof, shall be exclusively resolved by arbitration to be conducted and all decisions and awards shall be rendered in accordance with the rules of the Israeli Arbitration Law, 5728-1968, as amended (the “Arbitration Law”), which rules and procedures are deemed to be incorporated by reference into this Agreement, except as otherwise provided herein. To the maximum extent permitted under applicable Legal Requirements, any such arbitration (including its existence, any materials exchanged or disclosed therein, the proceedings and the arbitrator’s award) shall be conducted on a confidential basis. Any such arbitration shall be conducted in the English language, in Tel Aviv, Israel (or as determined by the arbitrator), by one arbitrator who shall be selected by the parties hereto (or, if the parties hereto are unable to reach an agreement on the identity of the arbitrator, the President of the Israeli Bar shall select such arbitrator). All aspects of the arbitration proceedings, including all preliminary and post-ruling matters, shall be conducted in accordance with Israeli substantive laws then in force. The arbitrator shall be authorized to determine the procedural and evidentiary rules applicable to the arbitration and shall not be bound by rules of civil procedure or the principles governing admissibility of evidence. The arbitrator shall have the right to order discovery and to shall conduct such hearings or hear such presentations by the parties hereto (either together or ex parte) as the arbitrator in its sole discretion deems necessary. The arbitrator may meet with each of the parties separately, and the parties hereto undertake to fully cooperate with the arbitrator and provide him with all materials requested by him without any delays. The arbitration proceedings shall not exceed thirty (30) Business Days from the commencement of the proceedings. The arbitrator shall be requested to provide its written determination within thirty (30) days after the completion of the arbitration proceedings. Each of the parties to the arbitration shall pay its own expenses, and the parties shall share equally the fees and expenses of the arbitration proceeding (including the arbitration fees and expenses), unless otherwise determined by the arbitrator in its arbitration award. Notwithstanding anything in this Section ý4.12ý(b), each party hereto may seek interim injunctive relief from a court of competent jurisdiction provided that such interim injunction relief shall be until the arbitrator is appointed. The continuance of such interim relief may be determined by the arbitrator. No arbitration pursuant to this Agreement shall be stayed or delayed pending the outcome of any judicial or other proceedings. The award of the arbitrator shall be in writing and shall include the basis and reasoning for its findings, and shall be final, binding and conclusive upon the parties hereto, except as provided in the Arbitration Law. Judgment upon an arbitral award may be entered in any court of competent jurisdiction. The discretion of the arbitrator to fashion remedies hereunder shall not be broader than the legal and equitable remedies available to a court in Israel. The arbitrator shall have the right to order injunctive relief and the payment of attorneys' fees, costs and other damages. The findings and determination of the arbitrator in the arbitration award shall be final and binding on the parties hereto, and may not be challenged or subject to any appeal. Any ruling or decision of the arbitrator may be enforced in any court of competent jurisdiction. This Section constitutes an Arbitration Agreement in accordance with the Arbitration Law. In the event of any contradiction between the provisions hereof and the Arbitration Law, the provisions of this Agreement shall prevail.
4.13    Enforcement
The parties hereto agree that immediate, irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Merger and the Transactions) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (i) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts of Israel, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the Transactions and without that right, neither party would have entered into this Agreement.

IN WITNESS WHEREOF, Parent and Shareholder have duly executed this Agreement, all as of the date first written above.
AVID TECHNOLOGY, INC.

By:    __________________________
Name:
Title:

IN WITNESS WHEREOF, Parent and Shareholder have duly executed this Agreement, all as of the date first written above.
[•œ]

By:    __________________________
Name:
Title: